                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported) November 25, 1998


                          PROFESSIONAL BANCORP, INC.
              (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

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
PENNSYLVANIA                        0-11223             95-3701137
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(State or other jurisdiction      (Commission         (IRS Employer
     of incorporation)            File Number)      Identification No)

 606 BROADWAY, SANTA MONICA, CA                              90401
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 (Address of Principal Executive Offices)                 (Zip Code)
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Registrant's telephone number, including area code: (310) 458-1521
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ITEM 5.  OTHER EVENTS

  On November 25, 1998, Professional Bancorp, Inc. (the "Company") announced that it had retained Hovde Financial, Inc. as an additional financial advisor to assist the Company in examining and pursuing its strategic plans and opportunities. Endicott Financial Advisors, L.L.C., previously engaged by the Company, will continue to provide financial advisory and analytical services to the Company.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           PROFESSIONAL BANCORP, INC

Date:  November 30, 1998                   By: /s/ Eric J. Woodstrom
                                           -------------------------------
                                           Acting Chief Financial Officer


                                 EXHIBIT INDEX
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

 Exhibit No.                                  Description
 -----------                                  -----------
     1 Press Release, dated November 25, 1998, announcing the retention of Hovde Financial, Inc. as financial advisor to the Company.
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

                                   EXHIBIT 1


PRESS RELEASE DATED November 25, 1998


Wednesday, November 25, 1998 5:00 p.m. Eastern Time

Company Press Release

SOURCE: Professional Bancorp, Inc.

Professional Bancorp Inc. Announces Engagement of Hovde Financial, Inc. as Financial Advisor

SANTA MONICA, Calif., November 25/PRNewswire/ -- Professional Bancorp, Inc., today announced that it has retained Hovde Financial, Inc. as financial advisor to assist the company in the pursuit of its strategic objectives. The engagement of Hovde Financial, Inc. follows an extensive review by the Board of Directors and its advisors of operations and strategic options.

Professional Bancorp, Inc. is the holding company for First Professional Bank, N.A. which offers a broad range of specialized financial services products to professionals and business within the medical services industry and related fields.